As filed with the Securities and Exchange Commission on October     , 1997
                                          Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                      ____________________

                            FORM S-8

                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                      Rentrak Corporation
     (Exact name of registrant as specified in its charter)
       OREGON                                                 93-0780536
(State or otherjurisdiction of One Airport Center          (I.R.S. Employer
incorporation or organization) 7700 N.E.Ambassador Place Identification Number)
                               Portland, OR 97220
                              (503) 284-7581
                  (Address of principal executive offices)
                        ____________________

THE 1997 NON-OFFICER EMPLOYEE STOCK OPTION PLAN OF RENTRAK CORPORATION
                    (Full title of the plan)
                      ____________________
                           F. KIM COX
        Executive Vice President/Chief Financial Officer
                      Rentrak Corporation
                       One Airport Center
                   7700 N.E. Ambassador Place
                       Portland, OR 97220
                         (503) 284-7581
(Name, address and telephone number, including area code, of agent for service)

                           Copies to:
                      Scott R. Haber, Esq.
                        Latham & Watkins
               505 Montgomery Street, Suite 1900
                San Francisco, California 94111
                         (415) 391-0600

                CALCULATION OF REGISTRATION FEE

 Title of                       Proposed     Proposed
Securities          Amount      Maximum      Maximum
   To Be            To Be       Offering     Aggregate   Amount of
Registered          Registered  Price Per    Offering    Registration
                                Share(1)     Price(1)    Fee


Common Stock
par value $0.001
per share           300,000     $5.219       $1,565,700  $474.43
                      shares

Preferred
Share Purchase
Rights(2)           300,000     (2)          (2)         (2)
                      shares

(1)Estimated solely for the purpose of computing the registration fee, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq
   National Market System on October 24, 1997.

(2)Rights are attached to and trade with Common Stock of Rentrak
   Corporation. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              Registration of Additional Securities

     By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on June 5, 1997, Registration No. 333-28565 (the "Prior Registration Statement"), Rentrak Corporation (the "Company") registered 200,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), reserved for issuance from time to time in connection with The 1997 Non-Officer Employee Stock Option Plan of Rentrak Corporation (the "Plan"). The Plan has been amended and the number of shares of Common Stock issuable thereunder has been increased to 500,000. Under this Registration Statement, the Company is registering the additional 300,000 shares of Common Stock issuable under the Plan.

Item 3.  Incorporation of Certain Documents by Reference

      The following documents filed with the Commission by the Company are hereby incorporated by reference in this Registration
Statement:

          (a)   The Company's Registration Statement on Form  S-8
          (Registration No. 333-28565) filed with the Commission on June 5, 1997;

          (b) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (the "1997 Form 10-
          K");

          (c)   The portions of the Company's Proxy Statement  on
          Schedule 14A dated June 25, 1997 that have been incorporated by reference into the 1997 Form 10-K;

          (d) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997; and

          (e) Description of the Company's Common Stock contained in a Registration Statement on Form 8-A filed with the Commission, including any amendment or report filed for the purpose of updating such description.


Item 8.   Exhibits

              Exhibit No.       Description

              4.1    Amendment  to The 1997 Non-Officer  Employee
              Stock Option Plan of Rentrak Corporation.

              5.1   Opinion and Consent of Garvey, Schubert &
              Barer.

              23.1 Consent of Garvey, Schubert & Barer, Counsel to Rentrak Corporation (included in opinion filed as Exhibit 5.1).

              23.2  Consent of Arthur Andersen LLP.

              24.1 Power of Attorney (included on the signature page of this Registration Statement).

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 28 day of October, 1997.


                              RENTRAK CORPORATION

                              By  s/s F. Kim Cox

                              F. Kim Cox
                              Executive Vice President/ChiefFinancial Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Ron Berger and F. Kim Cox, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                   Title                      Date


s/s Ron Berger              President and Chief        October 20, 1997
Ron Berger                  Executive Officer and
                            Chairman of the Board

s/s F. Kim Cox              Executive Vice President/  October 20, 1997
F. Kim Cox                  Chief Financial Officer

s/s Peter Dal Bianco        Director                   October 20, 1997
Peter Dal Bianco

s/s James Jimirro           Director                   October 20, 1997
James Jimirro

s/s Bill LeVine             Director                   October 20, 1997
Bill LeVine

s/s Muneaki Masuda          Director                   October 20, 1997
Muneaki Masuda

s/s Stephen Roberts         Director                   October 20, 1997
Stephen Roberts

s/s Herbert M. Fischer      Director                   October 20, 1997
Herbert M. Fischer


                           EXHIBIT INDEX

  Exhibit
  Number            Description

              4.1   Amendment to The 1997 Non-Officer Employee
              Stock Option Plan of Rentrak Corporation.

              5.1   Opinion and Consent of Garvey, Schubert &
              Barer.

              23.1 Consent of Garvey, Schubert & Barer, Counsel to Rentrak Corporation (included in opinion filed as Exhibit 5.1).

              23.2  Consent of Arthur Andersen LLP.

              24.1 Power of Attorney (included on the signature page of this Registration Statement).